Exhibit 10.1

Description of Compensation Terms with Chief Financial Officer

Effective October 8, 2024, Bryan R. Schumaker’s compensation in connection with his appointment as Executive Vice President, Chief Financial Officer and Principal Accounting Officer of Benchmark Electronics, Inc. (the “Company”) is as follows:

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a base salary of $535,000 per year;

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a one-time sign-on cash payment of $50,000 which would be repaid pro rata if he left the Company within 1 year following his start date;

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participation in the Company’s annual incentive plan with a target incentive award of 80% of his annual eligible pay at target achievements, on the same terms and conditions as the other executives of the Company participating in such plan, starting with the 2025 fiscal year;

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participation in the Company’s long-term incentive plan, including an award with a target value of $1,400,000, comprised of 50% restricted stock units vesting ratably over 3 years and 50% performance-based restricted stock units vesting at the end of the 3 year performance period ending in 2026; and

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participation in the Company’s deferred compensation plan, executive health screening, tax planning reimbursement and other health and benefit programs the Company offers to its executives on the same terms and conditions as the other executives participating in such plans and programs.